As filed with the Securities and Exchange Commission on September 1, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON PHARMA PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Connaught House, 1st Floor 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland 011-353-1-772-2100	Not Applicable (Zip Code)
(Address and Telephone Number of Principal Executive Offices)

Horizon Pharma Public Limited Company 2014 Equity Incentive Plan

(Full title of the plan)

Timothy P. Walbert

Chairman, President and Chief Executive Officer

Horizon Pharma plc

c/o Horizon Pharma, Inc.

150 South Saunders Road

Lake Forest, Illinois 60045

(224) 383-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynda Kay Chandler, Esq.

Sean M. Clayton, Esq.

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Horizon Pharma Public Limited Company 2014 Equity Incentive Plan Ordinary Shares, nominal value $0.0001 per share	1,200,000 shares	$13.32	$15,984,000	$1,852.55

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional ordinary shares of the Registrant (the “Ordinary Shares”) that become issuable under the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan, as amended (the “2014 Plan”), by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding Ordinary Shares.
(2)	Consists of 1,200,000 additional Ordinary Shares available for issuance under the 2014 Plan. Ordinary Shares issuable under the 2014 Plan were previously registered on Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission on September 22, 2014 (File No. 333-198865), May 7, 2015 (File No. 333-203933) and May 4, 2016 (File No. 333-211118).
(3)	This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Ordinary Shares on August 30, 2017, as reported on The Nasdaq Global Select Market.
(4)	On September 8, 2015, the Registrant filed a Registration Statement on Form S-4 (File No. 333-206798), as amended (the “S-4 Registration Statement”), and paid a registration fee of $263,533.95. The S-4 Registration Statement was withdrawn by filing a Form RW on December 2, 2015. In accordance with Rule 457(p) under the Securities Act, the Registrant is offsetting the filing fees for this Registration Statement on Form S-8 against the fees previously paid in connection with the S-4 Registration Statement. Accordingly, no additional registration fee is being paid in connection with the filing of this Registration Statement on Form S-8.

REGISTRATION OF ADDITIONAL SECURITIES

Horizon Pharma Public Limited Company (the “Registrant”) has prepared this Registration Statement on Form S-8 (this “S-8 Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 1,200,000 additional ordinary shares of the Registrant (the “Ordinary Shares”) issuable pursuant to the Horizon Pharma Public Limited Company 2014 Equity Incentive Plan, as amended (the “2014 Plan”).

The additional 1,200,000 Ordinary Shares available for issuance under the 2014 Plan being registered on this S-8 Registration Statement are to be used exclusively for the grant of awards (“Inducement Awards”) to individuals who were not previously employees or non-employee directors of the Registrant (or following a bona fide period of non-employment with the Registrant), as an inducement material to the individuals’ entering into employment with the Registrant within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules (“Rule 5635(c)(4)”). The 2014 Plan was amended by the compensation committee of the board of directors of the Registrant to provide for Inducement Awards without shareholder approval pursuant to Rule 5635(c)(4).

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

This S-8 Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same benefit plan is effective.

The Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission on September 22, 2014 (File No. 333-198865), May 7, 2015 (File No. 333-203933) and May 4, 2016 (File No. 333-211118) are incorporated by reference in this S-8 Registration Statement pursuant to General Instruction E to Form S-8.

ITEM 8.	EXHIBITS.

Exhibit Number	Description

3.1(1)	Memorandum and Articles of Association of Horizon Pharma Public Limited Company, as amended.

4.1	Reference is made to Exhibit 3.1.

5.1	Opinion of McCann FitzGerald Solicitors.

23.1	Consent of McCann FitzGerald Solicitors. Reference is made to Exhibit 5.1.

23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(2)	Horizon Pharma Public Limited Company 2014 Equity Incentive Plan, as amended, and Form of Option Agreement, Form of Stock Option Grant Notice, Form of Restricted Stock Unit Agreement and Form of Restricted Stock Unit Grant Notice thereunder.

(1)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on May 4, 2017.
(2)	Incorporated by reference to the Registrant’s Current Report on Form 8-K, filed on September 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ireland, on September 1, 2017.

HORIZON PHARMA PLC

By:	/s/ Timothy P. Walbert
Timothy P. Walbert
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy P. Walbert and Paul W. Hoelscher, and each of them, as his or her true and lawful attorney-in-fact and agent, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy P. Walbert Timothy P. Walbert	Chairman, President and Chief Executive Officer (Principal Executive Officer)	September 1, 2017

/s/ Paul W. Hoelscher Paul W. Hoelscher	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 1, 2017

/s/ Miles W. McHugh Miles W. McHugh	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	September 1, 2017

/s/ Michael Grey Michael Grey	Director	September 1, 2017

/s/ William F. Daniel William F. Daniel	Director	September 1, 2017

/s/ Jeff Himawan, Ph.D. Jeff Himawan, Ph.D.	Director	September 1, 2017

/s/ Ronald Pauli Ronald Pauli	Director	September 1, 2017

/s/ Gino Santini Gino Santini	Director	September 1, 2017

/s/ James Shannon, M.D. James Shannon, M.D.	Director	September 1, 2017

/s/ H. Thomas Watkins H. Thomas Watkins	Director	September 1, 2017

/s/ Pascale Witz Pascale Witz	Director	September 1, 2017